Exhibit 10.1
                                                                 ------------


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is entered into as of January 29, 1998 by and between REXALL SUNDOWN, INC., a Florida corporation (the "Company"), and JOHN PRIDDY (the "Employee").

                                 R E C I T A L S

         The Company desires to employ the Employee, and the Employee desires to be employed by the Company, in accordance with the provisions contained in this Employment Agreement (the "Agreement").

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of each of the Company and the Employee contained in this Agreement, each of the Company and the Employee agrees as follows:

                                  I. EMPLOYMENT
                                  -------------

         1.1 The Company employs the Employee and the Employee accepts such employment. Subject to the direction of the Board of Directors of the Company, the Employee shall serve as the Vice President of the Company and President of Richardson Labs, Inc. The Employee shall have such responsibilities, perform such duties and exercise such power and authority as are inherent in, or incident to, such offices. The Employee shall devote his full business time and attention and his best efforts to the performance of his duties as an employee of the Company. The foregoing however shall not preclude the Employee from engaging in appropriate civil, religious or charitable activities or from devoting a reasonable amount of time to private investments that do not interfere or conflict with his responsibilities to the Company.

         1.2 During the Term, the Employee, if elected, shall serve as a Director of the Company and/or a Director or officer of any subsidiary of the Company without any additional compensation for such services other than the compensation provided for hereunder.

                                    II. TERM
                                    --------

         2.1 Subject to the provisions of Article 5 hereof, the term of this Agreement shall be for the period commencing on January 29, 1998, and terminating on January 28, 2001 (the "Term"). The Term shall be a continuous three (3) year period such that on each Anniversary Date (as hereinafter defined), one (1) additional year shall automatically be added to the Term. Not later than ninety (90) days prior to any Anniversary Date, either party may provide written notice to the other of its intention not to extend the Term of this Agreement beyond the number of years then remaining in the Term. Such written notice shall be deemed proper notice to terminate this Agreement at the end of the three (3) year Term then in effect. It is the intention of the parties that the Term of each Anniversary Date automatically shall be three (3) years, unless such notice shall have been properly given. The "Anniversary Date" as used herein shall


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be the first day of the second year of the Term and the anniversary of such date in each subsequent year."

                                III. COMPENSATION
                                -----------------

         3.1 Salary. In payment for the obligations to be performed by the Employee during the Term, the Company shall pay to the Employee (subject to any applicable payroll and/or taxes required to be withheld) annual compensation ("Annual Compensation") equal to (i) a salary of Two Hundred Fifty Thousand Dollars ($250,000.00) in cash for the year commencing January 29, 1998; (ii) a salary of Two Hundred Seventy Five Thousand Dollars ($275,000.00) in cash for the term commencing January 29, 1999 and (iii) for each succeeding year during the Term, a salary equal to that of the previous year increased by the greater of (A) 5% or (B) the increase in the cost of living based upon the Revised Consumer Price Index (1982-84=100) published by the Bureau of Labor Statistics of the United States Department of Labor for Boise, Idaho utilizing April 1995 as the base month, or such other higher amount as the Company may determine from time to time.

                  3.2 Payment of Salary. Payments of salary shall be made to the Employee in installments from time to time on the same dates that payments of salary are generally made to all senior management employees of the Company.

                  3.3 Incentive Compensation. The Company shall pay the Employee an incentive compensation bonus in an amount up to forty-three and three quarters percent (43.75%) of Employee's Annual Compensation for each of the Company's fiscal years during the Term hereof pursuant to the Company's Management Incentive Plan in force from time to time. Such incentive compensation shall be paid within 60 days of each fiscal year end. Any termination under Section 5.5(b) of this Agreement prior to any fiscal year end, shall entitle Employee to a prorated amount of such incentive compensation earned through the date of any such termination.

                           IV. CERTAIN FRINGE BENEFITS
                           ---------------------------

                  4.1 Generally. The Employee shall be entitled to reimbursement for reasonable business expenses incurred in connection with his employment including customer entertainment. The Company shall provide the Employee with an automobile allowance or an automobile of the type currently provided to senior executives of the Company at the Company's expense and the Company shall provide at its expense insurance, gas and maintenance for such automobile. The Company will also provide the Employee with a car or cellular telephone and a company credit card for business travel and entertainment. The Employee shall further be entitled to receive such benefits and to participate in such benefit plans as are generally provided from time to time by the Company to its senior management employees; provided, however, that nothing contained in this Section 4.1 shall be construed to obligate the Company to provide any specific benefits to its employees generally.

                  4.2 Vacations. The Employee shall be entitled to such vacation time on an annual basis as is provided in accordance with the policies as are from time to time in force for the Company's employees, but in no event shall such vacation time be less than four (4) weeks per year. As provided in Article 5, upon termination of this Agreement, the Employee shall be paid for all accrued vacation time received and not taken prior to his termination date up to a maximum of the amount of vacation time accrued in the last year of employment.

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


                          V. TERMINATION OF EMPLOYMENT
                          ----------------------------

                  5.1 Certain Definitions. The following terms shall have the following respective meanings when utilized in this Agreement:

                           (a)      "Acquisition of Control" shall mean:

                                    (i) any person (including a Group), without
the approval of a majority of the Incumbent Directors, becoming the Beneficial Owner of, or acquiring the power to direct the exercise of voting power with respect to, directly or indirectly, securities which represent thirty percent (30%) or more of the combined voting power of the Company's outstanding securities thereafter, whether or not some portion of such securities was owned by such person (or by any member of such Group) prior thereto; provided, however, that this provision shall not apply to acquisitions by a director, executive officer or their affiliates if such person had such status on January 29, 1998; or

                                    (ii) the Incumbent Directors cease at any
time to constitute a majority of the Board of Directors, whether of (A) the Company or (B) after any cash tender offer or exchange offer, merger, consolidation or other business combination, recapitalization of the Company, sale, liquidation or dissolution (or adoption of a plan for liquidation or dissolution), or any combination of any or all of the foregoing transactions, including but not limited to a series of such transactions, any successor to the Company; provided, however, an Acquisition of Control shall not be deemed to have occurred with respect to the Employee if the action of the Employee was voluntary and would have been sufficient, without the action of others, to constitute an Acquisition of Control.

                           (b) "Beneficial Owner" shall have the meaning
provided in Section 607.0901(1)(e) of the Florida Statutes.

                           (c) "Cause" shall mean any action by the Employee or
any inaction by the Employee which is reasonably believed by the Company to constitute:

                                    (i) fraud, embezzlement, misappropriation,
dishonesty or breach of trust;

                                    (ii) a felony or moral turpitude;

                                    (iii) material breach or violation of any or
all of the covenants, agreements and obligations of the Employee set forth in this Agreement, other than as the result of the Employee's death or Disability;

                                    (iv) a willful or knowing failure or refusal
by the Employee to perform any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Employee's death or Disability; or

                                    (v) gross negligence by the Employee in the
performance of any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Employee's death or Disability; provided, however, that if the basis for any

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

termination of the Employee's employment by the Company as set forth in the Termination Notice delivered by the Company to the Employee is any or all of the definitions of Cause set forth in Section 5.1(c)(iii), Section 5.1.(c)(iv) or
Section 5.1 (i)(v) of this Agreement, then, in such event, the Employee shall have thirty (30) days from and after the date of his receipt of such Termination Notice to cure the action or inaction specified therein to the reasonable satisfaction of the Company.

                                    (d) "Compensation" shall mean the cash
payment to which Employee is entitled under the provisions of Sections 3.1 and
3.3 hereof and the accrued vacation payment to which the Employee is entitled under the provisions of Section 4.2 hereof.

                           (e) "Disability" shall mean any mental or physical
illness, condition, disability or incapacity which prevents the Employee from reasonably discharging his duties and responsibilities as an officer of the Company. If any disagreement or dispute shall arise between the Company and the Employee as to whether the Employee suffers from any Disability, then, in any such event, the Employee shall submit to the physical or mental examination of a physician licensed under the laws of the State of Florida, who shall be mutually selected by the Company and the Employee, and such physician shall make the determination of whether the Employee suffers from any Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon each of the Company and the Employee. The entire cost of any such examination shall be borne solely by the Employee.

                           (f) "Group" shall mean any combination of persons
knowingly participating in a joint activity or interdependent consciously parallel action toward a common goal, whether or not pursuant to an express contract; provided, however, that actions taken by a director of the Company acting as such shall not alone constitute membership in a Group.

                           (g) "Incumbent Director" shall mean any director of
the Company serving at April 1, 1995 or one elected thereafter if nominated or approved by at least two-thirds of the then Incumbent Directors.

                           (h) "Protracted Disability" shall mean any Disability
which prevents the Employee from reasonably discharging his duties and responsibilities as an officer of the Company for a period of six (6) consecutive months.

                           (i) "Termination Date" shall mean a specific date not
less than ten (10) nor more than thirty (30) days from and after the date of any Termination Notice upon which the Employee's employment by the Company shall be terminated in accordance with the provisions of this Agreement.

                           (j) "Termination Notice" shall mean a written notice
which (i) sets forth the specific provision of this Agreement relied upon to terminate the Employee's employment by the Company, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide the basis for the termination of the Employee's employment by the Company pursuant to the specific provision of this Agreement relied upon therein and (iii) sets forth a Termination Date.

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



                  5.2      Termination of Employment.

                           (a) Notwithstanding the provisions of Article 2
hereof, this Agreement (i) shall be automatically terminated upon the death of the Employee pursuant to the provisions of Section 5.3 hereof, (ii) may be terminated at any time by the Company pursuant to the provisions of Section 5.4 or 5.5 hereof and (iii) may be terminated by the Employee pursuant to the provisions of Section 5.6 hereof.

                           (b) If either the Company or the Employee shall
desire to terminate the Employee's employment by the Company pursuant to any of the provisions of Sections 5.4, 5.5 or 5.6 hereof, then the party causing any such termination shall give to the other party a Termination Notice.

                           (c) If this Agreement shall be terminated pursuant to
any of the provisions of this Article 5, the Company shall be discharged from all of its obligations to the Employee hereunder upon its payment to the Employee of the required amount set forth in the section of this Article 5 pursuant to which such termination shall occur.

                  5.3 Death of Employee. If at any time during the Term the Employee shall die, then the employment of the Employee by the Company shall automatically terminate on the date of the Employee's death. In such event, not more than thirty (30) days from and after the date of the Employee's death, the Company shall pay to the Employee's estate or heirs, as the case may be, an amount in cash equal to the Employee's Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) determined as of the date of the Employee's death.

                  5.4      Disability of Employee.

                           (a) If at any time during the Term the Employee shall
suffer any Disability, then the Company shall be obligated to continue to pay in the ordinary and normal course of its business to the Employee or his legal representatives, as the case may be, the Employee's Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) from the date that the Employee shall first suffer any such Disability to the date that the Employee's employment by the Company shall be terminated pursuant to any of the provisions of this Agreement.

                           (b) If the Employee shall suffer any Protracted
Disability during the Term, then the Company may terminate this Agreement. In such event, in addition to any other benefits which may have been provided by the Company to the Employee or his legal representatives, as the case may be, pursuant to the provisions of Section 5.4(a) hereof, not later than thirty (30) days after the Termination Date specified in the Termination Notice, the Company shall pay to the Employee or his legal representatives, as the case may be, an amount in cash equal to the Employee's Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) determined as of the Termination Date. Subsequent to such Termination Date, the Employee or his legal representatives, as the case may be, shall also be entitled to receive any benefits which may be payable under any disability insurance policy or disability plan provided by the Company.

                  5.5      Termination of Employment by Company.

                           (a) The Company may terminate this Agreement at any
time with Cause and Employee may terminate this Agreement at any time for any reason. In such event, the Company shall be obligated to continue to pay in the ordinary and normal course of its business to the Employee his Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) until the Termination Date.

                           (b) The Company may terminate this Agreement at any
time without Cause. If the Company shall terminate the employment of the Employee by the Company without Cause, and not pursuant to any other provision of this Agreement, the Company shall continue to pay to the Employee the Employee's Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) for the balance of the Term as provided for in
Section 3.2 hereof if the balance of the Term is greater than one (1) year, and if the balance of the Term is less than one (1) year, such Compensation shall be paid for one (1) year from the Termination Date as provided above. If the Employee is terminated without cause, the provisions of Section 6.1(b) hereof shall be of no further force and effect. The Company shall be deemed to have terminated the Agreement without cause if it (i) materially reduces the salary and benefits of Employee; (ii) materially changes Employee's responsibilities or
(iv) requires Employee to relocate.

                  5.6 Change in Control. Notwithstanding any other provisions of Sections 5.1 through 5.5 hereof, if (i) there is an Acquisition of Control and,
(ii) at any time within three (3) months prior to such Acquisition of Control or at any time within one (1) year thereafter, either (A) the Employee for any reason terminates his employment with the Company, or (B) the Employee's employment is terminated without Cause, then the Employee shall have the option, but not the obligation, of being paid in cash an amount equal to three (3) times his Compensation for the then current fiscal year of the Company (amounts due under this Section 5.6 are referred to as the "Payment"). If the Employee opts to receive the Payment under this Section 5.6, whether his employment is terminated by the Company or by himself, the provisions of Section 6.1(b) hereof shall be of no further force or effect. Subject to the provisions of Section 5.7 hereof, the Payment shall be made not later than three (3) months after the Employee gives notice to the Company in the form of a Termination Notice of his election under this Section 5.6.

                  5.7 Payments. Notwithstanding anything in the foregoing to the contrary, if any of the payments provided for in this Agreement, together with any other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code), the payments pursuant to this Agreement shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed in Section 4999 of the Internal Revenue Code; provided, however, that the Employee shall have the absolute discretion to direct the Company to pay any amount which shall be payable to him pursuant to
Section 5.6 hereof in such equal annual installments as the Employee may direct, with the first such installment payable when such amount would otherwise have been payable; and further provided that the Employee shall have the absolute discretion to allocate any reductions required by this Section 5.7 from amounts due him under Section 5.6 hereof. The Company shall be obligated to comply with any directions given to it by the Employee pursuant to the preceding sentence.

                  5.8 No Mitigation. The Employees shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 5 nor shall any payment or benefit be reduced by any earnings or benefits the Employee may receive from any other source.

                    VI. CERTAIN RESTRICTIONS ON THE EMPLOYEE
                    ----------------------------------------

                  6.1 Certain Restrictions. The Employee covenants and agrees with the Company as follows:

                           (a) He shall not during the term of this Agreement,
and for a period equal to three (3) years from and after the date of termination of this Agreement if such termination occurs within five (5) years of the date hereof, and for a period of two (2) years from and after the date of termination of this Agreement if such Termination occurs after five (5) years from the date hereof, directly and indirectly, for himself or any other person, firm, corporation, partnership, association or other entity which competes in any manner with the Company or any of its subsidiaries or affiliates in the United States of America or its territories or possessions (collectively, the "Territory"), attempt to employ, employ or enter into any contractual arrangement for employment with, any employee or former employee of the Company or any of its subsidiaries or affiliates, unless such former employee shall not have been employed by the Company or any of its subsidiaries or affiliates for a period of at least one year.

                           (b) He shall not, during the term of this Agreement,
and for a period equal to three (3) years from and after the date of termination of this Agreement if such termination occurs within five (5) years of the date hereof, and for a period of two (2) years from and after the date of termination of this Agreement if such Termination occurs after five (5) years from the date hereof, (i) acquire or own in any manner any interest in, or loan any amount to, any person, firm, partnership, corporation, association or other entity which competes in any manner with the Company or any of its subsidiaries or affiliates in the Territory, (ii) be employed by or serve as an employee, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity, other than the Company and its subsidiaries and affiliates, which competes in any manner with any of the Company or its subsidiaries or affiliates in the Territory, or (iii) compete in any manner with the Company or its subsidiaries or affiliates in the Territory. The foregoing provisions of this Section 6.1(b) shall not prevent the Employee from acquiring or owning not more than five percent (5%) of the equity securities of any entity whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

                           (c) He shall not (except as appropriate in the
performance of his duties hereunder), at any time disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, any confidential information relating to the Company or any of its subsidiaries or affiliates, including, without limitation, any information concerning the financial condition, assets, personnel, procedures, techniques, products, customers, sources of leads and methods of obtaining new business or the methods generally of doing and operating the respective businesses of the Company and its subsidiaries and affiliates, trade secrets, product ideas, processes, techniques, formulas, know-how, marketing plans and strategies, except to the extent that such information is a matter of public knowledge, is required to be disclosed by law or judicial or administrative process, or is required to be disclosed.

                           (d) He shall return all Company documents to the
Company at upon the termination of his employment by the Company.

                           (e) For purposes of Sections 6.1(a) and (b) hereof
"competes in any manner with the Company or any of its subsidiaries or affiliates" shall relate to (i) all of the Company's businesses as conducted on the date hereof and (ii) all of Richardson Labs, Inc. or its successor's businesses on the date hereof and all of its businesses as conducted after the date hereof through the date of the termination of the Employee's employment hereunder.

                  6.2 Injunction. It is recognized and acknowledged by each of the Company and the Employee that a breach or violation by the Employee of any or all of his covenants and agreements contained in Section 6.1 hereof will cause irreparable harm and damage to the Company and its subsidiaries and affiliates in a monetary amount which would be virtually impossible to ascertain. As a result, the Employee recognizes and acknowledges that the Company and its subsidiaries and affiliates shall be entitled to a temporary restraining order and/or injunction from any court of competent jurisdiction enjoining and restraining any breach or violation by the Employee and/or his affiliates, employees, associates, partners or agents, either directly or indirectly, of any or all of the Employee's covenants and agreements contained in Section 6.1 hereof. Such right to a temporary restraining order and/or injunction shall be cumulative and in addition to whatever other rights or remedies the Company and its subsidiaries and affiliates may possess hereunder, at law or in equity. Nothing contained in this Agreement shall be construed to prevent the Company and its subsidiaries and affiliates from seeking and recovering from the Employee damages suffered by any or all of them as a result of any breach or violation by the Employee and/or his affiliates, employees, associates, partners or agents of any or all of the Employee's covenants and agreements contained in this Agreement.

                  6.3 Reduction in Scope. In the event that any of the covenants and agreements of the Employee contained in Section 6.1 hereof shall be held invalid or unenforceable by a court of competent jurisdiction because of its duration or geographic area, then, in any such event, such covenant or agreement shall be reduced by such court in duration or geographical area or both to such extent as to make it valid and enforceable in the jurisdiction where such court is located, and in all other respects it shall remain in full force and effect.

                              VII. ATTORNEYS' FEES
                              --------------------

                  7.1 Prevailing Party. If any litigation shall arise between the Company and the Employee based, in whole or in part, upon this Agreement or any or all of the provisions contained herein, the prevailing party in any such litigation shall be entitled to recover from the non-prevailing party, and shall be awarded by a court of competent jurisdiction, any and all reasonable fees and disbursements of trial and appellate counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such litigation.

                               VIII. MISCELLANEOUS
                               -------------------

                  8.1 No Set-Off. The Company shall have no rights whatsoever to set-off, off set or make any deductions from any amount payable to Employee under this Agreement.


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

                  8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without application of any conflicts of laws principles. The Employee agrees that any litigation or action directly or indirectly connected with this Agreement, shall, be subject to binding arbitration administered by the American Arbitration Association.

                  8.3 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Employee with respect to the subject matter hereof and supersedes all prior negotiations, agreements, understandings and arrangements, both oral and written, between the Company and the Employee with respect to such subject matter other than agreements relating to option plans or indemnification agreements. This Agreement may not be modified in any way, except by a written instrument executed by each of the Company and the Employee.

                  8.4 Notices. Any and all notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, sent by a recognized overnight carrier such as Federal Express or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

                  If to the Company:        Rexall Sundown, Inc.
                                            851 Broken Sound Parkway, N.W.
                                            Boca Raton, FL 33487
                                            Attn: Richard Werber

                  If to the Employee:       John Priddy
                                            Richardson Labs, Inc.
                                            3475 Commercial Court
                                            Meridian, ID  83642

or to such other address as either party may from time to time give written notice of to the other.

                  8.5 Benefits; Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, each of the Company and the Employee and their respective heirs, personal representatives, legal representatives, successors and assigns.

                  8.6 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. Except as is otherwise provided in Section 6.3 hereof, if any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

                  8.7 Waivers. The waiver by either party of a breach or violation of any term or provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation of any provision of this Agreement nor of any other right or remedy.

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

                  8.8 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.

                  8.9 Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to be the one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of January 29, 1998.

                                        REXALL SUNDOWN, INC.


                                        By: /s/ Carl DeSantis
                                            ------------------------------------
                                            Carl DeSantis, Chairman of the Board


                                            /s/ John Priddy
                                            ------------------------------------
                                            JOHN PRIDDY






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